UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2022

THE GORMAN-RUPP COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio
(State or other jurisdiction of Incorporation)

1-6747	34-0253990
(Commission File Number)	(I.R.S. Employee Identification No.)

600 South Airport Road, Mansfield, Ohio	44903
(Address of Principal Executive Offices)	(Zip Code)

(419) 755-1011

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, without par value	GRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On April 26, 2022, The Gorman-Rupp Company (the “Company”) entered into an Asset Purchase Agreement (as may be amended, modified, or supplemented from time to time, the “Purchase Agreement”) with Tuthill Corporation, a Delaware corporation (“Seller”), pursuant to which the Company will acquire the assets of Seller’s fuel transfer business, including the Fill-Rite and Sotera brands (the “Business”) for $525 million (the “Purchase Price”), subject to certain customary adjustments (the “Transaction”). The Company expects to fund the transaction with cash on-hand and new debt. Subject to customary closing conditions and necessary regulatory approvals, the Transaction is expected to close in the second quarter of 2022.

Upon the consummation of the Transaction (the “Closing”), the Company will pay to Seller the Purchase Price, subject to a customary adjustment for estimated net working capital. The Purchase Price is further subject to a customary post-Closing adjustment based on the final determination of the net working capital, as described in the Purchase Agreement.

The Closing is subject to the receipt by the Company of certain closing deliverables and the satisfaction or waiver of the following closing conditions: (i) the continued accuracy of the representations and warranties made by the parties in the Purchase Agreement (subject to certain materiality qualifications set forth in the Purchase Agreement); (ii) the compliance in all material respects by the parties with their respective obligations under the Agreement; (iii) customary closing deliverables, including the execution of a Transition Services Agreement and a Trademark License Agreement; (iv) the absence of a material adverse effect with respect to the Business; (v) the absence of any restraining order or injunction issued by any governmental entity preventing or prohibiting the Closing; and (vi) the expiration or termination of any applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976.

The Purchase Agreement contains customary representations, warranties and covenants, including covenants, that, prior to Closing (i) Seller will use commercially reasonable efforts to operate the Business in the ordinary course substantially consistent with customs and past practice, subject to certain exceptions, and (ii) Seller will not encourage, solicit, initiate, facilitate or continue inquiries concerning any alternative acquisition transaction relating to the Business. The Company and Seller are required to use their reasonable and diligent efforts in good faith to satisfy the conditions to Closing and to consummate the Transaction on May 31, 2022 if such conditions to Closing are met, or the earliest practicable date thereafter.

The Company and Seller have agreed to indemnify one another against certain damages (subject to certain exceptions and limitations). The Company will purchase a representation and warranty insurance policy to supplement certain indemnity escrow funds with respect to breaches of Seller’s representations and warranties. The Purchase Agreement also contains customary termination provisions, including the right of either the Company or Seller to terminate the Purchase Agreement if the Transaction has not been consummated by June 30, 2022, subject to agreed extensions if needed for regulatory approval. The Company may be required to pay a termination fee equal to 3% of the Purchase Price if Seller terminates the Purchase Agreement in certain limited circumstances. The Purchase Agreement is not subject to any financing condition.

The foregoing description of the material terms of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Debt Commitment Letter

In connection with entering into the Purchase Agreement, the Company entered into a commitment letter, dated April 26, 2022 (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. (“JPM”), pursuant to which, among other things, JPM, as the sole and exclusive administrative agent, has committed to provide senior secured first lien credit facilities in an aggregate principal amount of $450,000,000, comprised of a $350,000,000 term loan facility and a $100,000,000 revolving credit facility, and an unsecured senior subordinated term loan facility in an aggregate principal amount of $90,000,000, on the terms and subject to the conditions set forth in the Commitment Letter (the “Debt Financing”). The obligations of JPM to provide the Debt Financing under the Commitment Letter are subject to the satisfaction or waiver of customary conditions. The obtaining of the Debt Financing or any alternative acquisition financing is not a condition precedent to the Closing of the Transaction.

Item 2.02	Results of Operations and Financial Condition

On April 27, 2022, the Company issued a press release announcing its financial results for the first quarter ended March 31, 2022. The press release is included as Exhibit 99.1 and is being furnished, not filed, with this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On April 27, 2022, the Company issued a press release announcing the Transaction. The press release is included as Exhibit 99.2 and is being furnished, not filed, with this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.2, is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.

Item 9.01	Financial Statements and Exhibits. (d) Exhibits:

Exhibit Number	Exhibit Description

2.1	Asset Purchase Agreement, dated as of April 26, 2022, by and between The Gorman-Rupp Company and Tuthill Corporation.*

99.1	Press Release dated April 27, 2022.

99.2	Press Release issued by the Company, dated April 27, 2022, announcing its entry into a definitive agreement to purchase certain assets from Tuthill Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the U.S. Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY

By:	/s/ Brigette A. Burnell
Name:	Brigette A. Burnell
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: April 27, 2022